SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 23rd day of March, 2008, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”) and Maxim Series Fund (the “Fund”), collectively the Parties, and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, the Fund, and the Adviser are parties to a Fund Participation Agreement dated November 1, 1999, and amended November 1, 2007, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add the following additional separate Accounts: COLI VUL Series Account 1 (First GWL&A) and COLI VUL Series Account 7 (GWL&A); and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the COLI VUL Series Account 7 (GWL&A).

2.	All references to the “First GWL&A Account” include the COLI VUL Series Account 1 (First GWL&A).

3.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

4.

GWL&A and First GWL&A agree that it has registered or will register certain variable life insurance and variable annuity contracts under the Securities Act of 1933 and the Investment Company Act of 1940, unless such contracts are exempt from registration thereunder.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 23rd day of March, 2008.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	11/5/08

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Bob Shaw

Name:	Bob Shaw
Title:	Senior Vice President
Date:	11/5/08

MAXIM SERIES FUND

By its authorized officer,

By:	/s/ Mary Maiers

Name:	Mary Maiers
Title:	Treasurer
Date:

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SCHEDULE A

Accounts

COLI VUL – 1 (First GWL&A)

COLI VUL – 2 (First GWL&A)

COLI VUL – 2 (GWL&A)

COLI VUL – 4 (GWL&A)

COLI VUL – 4 (First GWL&A)

COLI VUL – 7 (GWL&A)

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